Exhibit 99.1

Cimarex Reports Third Quarter 2017 Results

- Daily Production averaged 1,143 MMcfe (190.5 MBOE)

- 4Q17 oil production expected to grow 32 – 37% from 4Q16 levels

- Full-year 2017 production guidance raised to 1,134 – 1,147 MMcfe; up 5% from original forecast made in February

- 2017 E&D capital expected to be $1.2bn

- Woodford results in Lone Rock area released

DENVER, Nov. 7, 2017 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported third quarter 2017 net income of $91.4 million, or $0.96 per share, compared to a net loss of $10.7 million, or $0.12 per share, in the same period a year ago. Third quarter adjusted net income (non-GAAP) was $103.6 million, or $1.09 per share, compared to third quarter 2016 adjusted net income (non-GAAP) of $50.3 million, or $0.53 per share.1 Net cash provided by operating activities was $251.0 million in the third quarter of 2017 compared to $223.0 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $283.9 million in the third quarter of 2017 compared to $181.9 million in the third quarter a year ago1.

Total company production for the quarter came in slightly above the high end of our forecast, averaging 1,143 million cubic feet equivalent (MMcfe) per day (190.5 thousand barrels of oil equivalent (MBoe) per day). Oil production averaged 56,687 barrels per day, in line with the company's estimate. Natural gas production exceeded previous estimates due to timing of completions in our Woodford downspacing pilot.

Realized oil prices averaged $44.38 per barrel versus $40.54 per barrel in the third quarter of 2016. Realized natural gas prices averaged $2.65 per thousand cubic feet (Mcf) versus the third quarter 2016 average of $2.66 per Mcf. NGL prices were up 53 percent and averaged $21.63 per barrel from the $14.14 per barrel received in the same period of 2016 (see table of Average Realized Price by Region below).

Cimarex invested $335 million in exploration and development (E&D) during the third quarter, of which $280 million is attributable to drilling and completion activities. This brings year-to-date E&D expenditures to $937 million. Third quarter investments were funded with cash flow from operations and cash on hand. Total debt at September 30, 2017 consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $423 million. Debt was 38 percent of total capitalization2.

2017 Outlook
Fourth quarter 2017 production volumes are expected to average 1,175 - 1,225 MMcfe (195.8 - 204.2 Mboe) per day, up 3 – 7 percent from third quarter volumes, as a result of the increase in well completions late in the third quarter. Oil production is expected to grow 32 - 37 percent in fourth quarter 2017 versus fourth quarter 2016. Total daily production volumes for full year 2017 are now estimated to average 1,134 – 1,147 MMcfe (189.0 – 191.2 Mboe), up 18 percent from 2016 levels at the midpoint. Since giving 2017 production guidance in February, Cimarex has increased its midpoint 2017 daily production forecast by five percent.

Cimarex estimates full-year E&D capital investment will be approximately $1.2 billion, compared to its previous forecast of $1.1 – 1.2 billion. This capital investment is allocated 61 percent to the Permian and 37 percent to the Mid-Continent.

Expenses per Mcfe of production for the remainder of 2017 are estimated to be:

Production expense	$0.60 - 0.70
Transportation, processing and other expense	0.50 - 0.60
DD&A and ARO accretion	1.05 - 1.15
General and administrative expense	0.20 - 0.25
Taxes other than income (% of oil and gas revenue)	5.0 - 5.5%

Operations Update
Cimarex invested $335 million in E&D during the third quarter, 60 percent in the Permian Basin and 39 percent in the Mid-Continent. Cimarex completed 77 gross (30 net) wells during the quarter. At September 30, 131 gross (32 net) wells were waiting on completion. Cimarex currently is operating 14 drilling rigs.

WELLS COMPLETED BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross wells
Permian Basin	29	17	65	37
Mid-Continent	48	25	133	61
	77	42	198	98
Net wells
Permian Basin	16	10	42	22
Mid-Continent	14	7	32	14
	30	17	74	36

Permian Region
Production from the Permian region averaged 628.2 MMcfe per day in the third quarter, a 21 percent increase from third quarter 2016. Oil volumes averaged 43,735 barrels per day and represented 42 percent of the region's total equivalent production.

Cimarex completed 29 gross (16 net) wells in the Permian region during the third quarter. There were 42 gross (16 net) wells waiting on completion at September 30. Cimarex currently operates nine rigs in the Permian region.

Mid-Continent
Production from the Mid-Continent averaged 512.7 MMcfe per day for the third quarter, up 20 percent versus third quarter 2016. Sequentially, crude oil volumes were up eight percent.

During the third quarter, Cimarex completed 48 gross (14 net) wells in the Mid-Continent region. At the end of the quarter, 89 gross (16 net) wells were waiting on completion. Cimarex currently is operating five rigs in the region.

Of note, Cimarex is announcing drilling results from several Woodford shale wells in its Lone Rock area. These wells were brought on production over the past several quarters and show some of the best returns the company has seen to date in the Woodford shale. Cimarex has approximately 16,000 net acres in the Lone Rock area and has completed seven wells in 2017 including the Hines Federal #1H, the company's best well to date in the area. The Hines had 30-day average peak production of 15.2 MMcfe per day (40% oil, 23% NGL, 37% gas). Additional drilling, including a downspacing test, is underway.

Also during the third quarter, Cimarex began producing from eight Woodford shale wells drilled as part of an increased density pilot. The project tested both 16- and 20-well spacing per section. Preliminary results show no significant difference in well performance between the two spacing tests, indicating that Woodford wells can be drilled closer together in future infill projects than they have been historically. More information is available in our most recent corporate presentation, which is available on our website at www.cimarex.com.

Production by Region

Cimarex's average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Permian Basin
Gas (MMcf)	217.9	178.4	212.9	177.7
Oil (Bbls)	43,735	35,930	43,544	35,939
NGL (Bbls)	24,659	20,549	23,771	17,952
Total Equivalent (Mmcfe)	628.2	517.2	616.8	501.1
Total Equivalent (Boe)	104,703	86,212	102,798	83,508

Mid-Continent
Gas (MMcf)	296.8	266.7	292.4	281.3
Oil (Bbls)	12,846	8,486	11,937	8,889
NGL (Bbls)	23,142	18,194	22,999	21,009
Total Equivalent (Mmcfe)	512.7	426.8	502.1	460.7
Total Equivalent (Boe)	85,451	71,130	83,676	76,784

Total Company
Gas (MMcf)	515.9	446.7	506.7	460.5
Oil (Bbls)	56,687	44,532	55,596	45,020
NGL (Bbls)	47,840	38,786	46,806	39,002
Total Equivalent (Mmcfe)	1,143.1	946.6	1,121.1	964.6
Total Equivalent (Boe)	190,518	157,768	186,858	160,765

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Permian Basin
Gas ($ per Mcf)	2.70	2.69	2.78	2.18
Oil ($ per Bbl)	44.14	40.65	45.33	36.32
NGL ($ per Bbl)	20.58	12.49	18.50	11.11

Mid-Continent
Gas ($ per Mcf)	2.61	2.63	2.85	2.10
Oil ($ per Bbl)	45.21	40.07	45.33	35.31
NGL ($ per Bbl)	22.75	16.00	21.70	14.07

Total Company
Gas ($ per Mcf)	2.65	2.66	2.82	2.13
Oil ($ per Bbl)	44.38	40.54	45.33	36.13
NGL ($ per Bbl)	21.63	14.14	20.07	12.70

Other

The following table summarizes the company's current open hedge positions:

		4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	120,000	120,000	90,000	60,000	30,000	20,000	20,000
	Wtd Avg Floor	2.65	2.58	2.48	2.43	2.43	2.40	2.40
	Wtd Avg Ceiling	3.07	2.94	2.82	2.66	2.64	2.64	2.64

	El Paso Perm(3)
	Volume (MMBtu/d)	80,000	80,000	60,000	40,000	20,000	10,000	10,000
	Wtd Avg Floor	2.64	2.55	2.40	2.35	2.35	2.30	2.30
	Wtd Avg Ceiling	3.04	2.88	2.69	2.52	2.50	2.42	2.42

Oil Collars:	WTI(4)
	Volume (Bbl/d)	21,000	28,000	22,000	18,000	12,000	6,000	6,000
	Wtd Avg Floor	46.29	47.25	47.23	46.61	48.00	48.00	48.00
	Wtd Avg Ceiling	56.64	56.15	55.35	54.55	54.58	55.21	55.21

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	5,000	13,000	13,000	13,000	8,000	5,000	5,000
	Weighted Avg Differential(6)	0.94	0.72	0.72	0.72	0.58	0.47	0.47

Conference call and webcast
Cimarex will host a conference call tomorrow at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company's website.

Investor Presentation
For more details on Cimarex's third quarter 2017 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the "2017 Outlook" contains projections for certain 2017 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt ($1.5 billion) by long-term debt ($1.5 billion) plus stockholders' equity ($2.4 billion).

3	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI Midland as quoted by Argus Americas Crude.

6	Index price on basis swaps is WTI NYMEX less the weighted average differential shown in table.

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net income (loss) and earnings (loss) per share to adjusted net income and adjusted earnings per share (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands, except per share data)

Net income (loss)	$91,399	$(10,673)	$319,633	$(456,586)
Impairment of oil and gas properties	—	105,593	—	757,670
Mark-to-market (gain) loss on open derivative positions	19,085	(8,967)	(53,003)	32,769
Loss on early extinguishment of debt	—	—	28,169	—
Tax impact	(6,851)	(35,612)	9,213	(288,108)
Adjusted net income	$103,633	$50,341	$304,012	$45,745
Diluted earnings (loss) per share*	$0.96	$(0.12)	$3.36	$(4.90)
Adjusted diluted earnings per share*	$1.09	$0.53	$3.19	$0.48

Diluted shares attributable to common stockholders and participating securities
	95,320	95,018	95,222	95,018

Adjusted net income and adjusted diluted earnings per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b) Adjusted net income is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Net cash provided by operating activities	$251,005	$223,002	$755,805	$440,788
Change in operating assets and liabilities	32,901	(41,059)	72,728	(30,390)
Adjusted cash flow from operations	$283,906	$181,943	$828,533	$410,398

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities.  Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)
Acquisitions:
Proved	$—	$—	$260	$2,618
Unproved	438	3,200	4,263	11,546
	438	3,200	4,523	14,164

Exploration and development:
Land and seismic	12,872	16,974	123,359	45,610
Exploration and development	322,651	157,571	813,693	443,279
	335,523	174,545	937,052	488,889

Sale proceeds:
Proved	1,807	(376)	(85)	(12,605)
Unproved	(780)	(9,207)	(8,051)	(9,608)
	1,027	(9,583)	(8,136)	(22,213)

	$336,988	$168,162	$933,439	$480,840

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

	(in thousands, except per share data)

Revenues:
Oil sales	$231,441	$166,079	$687,960	$445,657
Gas sales	125,707	109,278	390,126	268,501
NGL sales	95,191	50,464	256,503	135,755
Gas gathering and other, net	11,342	9,896	32,720	25,277
	463,681	335,717	1,367,309	875,190
Costs and expenses:
Impairment of oil and gas properties	—	105,593	—	757,670
Depreciation, depletion, amortization, and accretion	112,893	92,310	319,173	309,080
Production	65,410	52,976	190,409	180,891
Transportation, processing, and other operating	58,387	48,706	172,034	139,585
Gas gathering and other	8,856	7,905	25,930	23,477
Taxes other than income	24,314	15,974	63,104	43,879
General and administrative	21,039	20,118	58,835	55,439
Stock compensation	7,038	5,764	19,619	18,782
(Gain) loss on derivative instruments, net	16,109	(9,758)	(50,261)	23,050
Other operating expense, net	95	179	977	293
	314,141	339,767	799,820	1,552,146

Operating income (loss)	149,540	(4,050)	567,489	(676,956)

Other (income) and expense:
Interest expense	16,838	20,931	57,985	62,560
Capitalized interest	(5,373)	(5,421)	(17,456)	(15,958)
Loss on early extinguishment of debt	—	—	28,169	—
Other, net	(4,563)	(3,828)	(9,004)	(7,489)

Income (loss) before income tax	142,638	(15,732)	507,795	(716,069)
Income tax expense (benefit)	51,239	(5,059)	188,162	(259,483)

Net income (loss)	$91,399	$(10,673)	$319,633	$(456,586)

Earnings (loss) per share to common stockholders:

Basic	$0.96	$(0.12)	$3.36	$(4.90)
Diluted	$0.96	$(0.12)	$3.36	$(4.90)

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,501	93,221	93,431	93,221
Diluted common shares	93,531	93,221	93,465	93,221

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	95,290	N/A*	95,188	N/A*
Fully diluted shares	95,320	N/A*	95,222	N/A*

Comprehensive income (loss):
Net income (loss)	$91,399	$(10,673)	$319,633	$(456,586)
Other comprehensive income:
Change in fair value of investments, net of tax	234	287	860	567
Total comprehensive income (loss)	$91,633	$(10,386)	$320,493	$(456,019)

*	Due to the net loss in the period ended September 30, 2016, shares of 94,973, which include participating securities, are not considered in the loss per share calculations.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$91,399	$(10,673)	$319,633	$(456,586)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	—	105,593	—	757,670
Depreciation, depletion, amortization, and accretion	112,893	92,310	319,173	309,080
Deferred income taxes	51,239	(3,944)	188,168	(258,368)
Stock compensation	7,038	5,764	19,619	18,782
(Gain) loss on derivative instruments, net	16,109	(9,758)	(50,261)	23,050
Settlements on derivative instruments	2,975	791	(2,742)	9,718
Loss on early extinguishment of debt	—	—	28,169	—
Changes in non-current assets and liabilities	1,068	1,573	2,144	4,121
Other, net	1,185	287	4,630	2,931
Changes in operating assets and liabilities:
Receivables	(67,776)	2,604	(128,921)	(1,723)
Other current assets	(8,268)	5,706	(19,372)	23,034
Accounts payable and other current liabilities	43,143	32,749	75,565	9,079
Net cash provided by operating activities	251,005	223,002	755,805	440,788
Cash flows from investing activities:
Oil and gas capital expenditures	(319,777)	(160,056)	(901,949)	(485,114)
Sales of oil and gas assets	(1,027)	6,383	8,136	19,013
Sales of other assets	116	5,494	510	5,718
Other capital expenditures	(13,123)	(6,239)	(31,332)	(24,013)
Net cash used by investing activities	(333,811)	(154,418)	(924,635)	(484,396)
Cash flows from financing activities:
Borrowings of long-term debt	—	—	748,110	—
Repayments of long-term debt	—	—	(750,000)	—
Call premium, financing, and underwriting fees	(159)	—	(29,194)	(1)
Dividends paid	(7,590)	(7,588)	(22,743)	(30,243)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards
	(6,422)	(7,375)	(7,637)	(11,457)
Proceeds from exercise of stock options	190	3,336	226	4,623
Net cash used by financing activities	(13,981)	(11,627)	(61,238)	(37,078)
Net change in cash and cash equivalents	(96,787)	56,957	(230,068)	(80,686)
Cash and cash equivalents at beginning of period	519,595	641,739	652,876	779,382
Cash and cash equivalents at end of period	$422,808	$698,696	$422,808	$698,696

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	September 30,	December 31,
	2017	2016
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$422,808	$652,876
Receivables, net of allowance	403,197	274,597
Oil and gas well equipment and supplies	54,545	33,342
Derivative instruments	6,924	—
Other current assets	6,658	8,489
Total current assets	894,132	969,304
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	17,071,532	16,225,495
Unproved properties and properties under development,
not being amortized	572,651	478,277
	17,644,183	16,703,772
Less – accumulated depreciation, depletion, amortization, and impairment	(14,629,884)	(14,349,505)
Net oil and gas properties	3,014,299	2,354,267
Fixed assets, net of accumulated depreciation	208,320	205,465
Goodwill	620,232	620,232
Derivative instruments	129	—
Deferred income taxes	—	55,835
Other assets	31,942	32,621
	$4,769,054	$4,237,724
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$88,888	$74,486
Accrued liabilities	343,381	278,781
Derivative instruments	5,778	49,370
Revenue payable	154,578	119,715
Total current liabilities	592,625	522,352
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(13,491)	(12,061)
Long-term debt, net	1,486,509	1,487,939
Deferred income taxes	99,695	—
Other liabilities	188,162	184,444
Total liabilities	2,366,991	2,194,735
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued
	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,260,701 and 95,123,525 shares issued, respectively
	953	951
Additional paid-in capital	2,773,260	2,763,452
Retained earnings (accumulated deficit)	(373,955)	(722,359)
Accumulated other comprehensive income	1,805	945
Total stockholders' equity	2,402,063	2,042,989
	$4,769,054	$4,237,724

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com